Exhibit 2.3

EXECUTION VERSION

AMENDMENT NO. 2 TO THE BUSINESS COMBINATION AGREEMENT, dated as of May 9, 2024 (“Amendment No. 2”), by and among Screaming Eagle Acquisition Corp., a Cayman Islands exempted company, SEAC II Corp., a Cayman Islands exempted company, SEAC MergerCo, a Cayman Islands exempted company, 1455941 B.C. Unlimited Liability Company, a British Columbia unlimited liability company, Lions Gate Entertainment Corp., a British Columbia corporation, LG Sirius Holdings ULC, a British Columbia unlimited liability company and LG Orion Holdings ULC, a British Columbia unlimited liability company (collectively, the “Parties”). Capitalized terms not defined herein shall have the meaning given to them in the Business Combination Agreement (as defined below).

WHEREAS, the Parties entered into that certain Business Combination Agreement dated as of December 22, 2023 (the “Original Business Combination Agreement”);

WHEREAS, the Parties entered into that certain Amendment No. 1 to the Business Combination Agreement dated as of April 11, 2024 (together with the Original Business Combination Agreement, the “Business Combination Agreement”);

WHEREAS, Section 9.14 of the Business Combination Agreement provides that the Business Combination Agreement may not be amended except by an instrument in writing signed by each of the Parties; and

WHEREAS, the Parties desire to further amend certain provisions of the Business Combination Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.	Amendments to the Business Combination Agreement.

a.	The tenth paragraph in the recitals to the Business Combination Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately prior to the SEAC Public Warrant Exchange, subject to the terms and conditions of this Agreement, the Unit Separation shall occur;

b.	The eleventh paragraph in the recitals to the Business Combination Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately following the Unit Separation and prior to the SEAC Merger and subject to the terms and conditions of this Agreement, (i) each then issued and outstanding whole SEAC Public Warrant (including those resulting from the Unit Separation) shall be automatically exchanged for $0.50 in cash pursuant to the SEAC Warrant Agreement Amendment (the “SEAC Public Warrant Exchange”), and (ii) all of the issued and outstanding SEAC Private Placement Warrants shall be forfeited and cancelled for no consideration (the “SEAC Private Placement Warrant Forfeiture”);

c.	The twelfth paragraph in the recitals to the Business Combination Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately prior to the Class B Conversion and subject to the terms and conditions of this Agreement, (i) each then issued and outstanding SEAC Class B Ordinary Share (and each then issued and outstanding SEAC Class A Ordinary Share that was formerly a SEAC Class B Ordinary Share, if any (the “Former SEAC Founder Shares”)) held by the Sponsor, or any of its Affiliates or permitted transferees under the Sponsor Support Agreement, in excess of 1,800,000 SEAC Class B Ordinary Shares (such 1,800,000 number calculated by including Former SEAC Founder Shares (if any)), and excluding, for the avoidance of doubt, 210,000 SEAC Class B Ordinary Shares currently held by the Sponsor that it expects to transfer to SEAC’s independent directors and certain SEAC officers and advisors prior to the Closing, shall be repurchased by SEAC for an aggregate price consisting of (A) $1.00 and (B) the SEAC Sponsor Options (the “Sponsor Repurchase”) pursuant to a repurchase agreement substantially in the form attached hereto as Exhibit G; and (ii) the Sponsor shall receive the SEAC Sponsor Options, and SEAC and Sponsor shall enter into the Sponsor Option Agreement, in each case upon and subject to the other terms and conditions set forth in this Agreement and in accordance with the provisions of applicable Law;

d.	The thirteenth paragraph in the recitals to the Business Combination Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately following the Sponsor Repurchase and prior to the SEAC Merger and subject to the terms and conditions of this Agreement, 2,010,000 of the SEAC Class B Ordinary Shares (such 2,010,000 number calculated by including Former SEAC Founder Shares (if any)) then issued and outstanding shall automatically convert, on a one-for-one basis, into a SEAC Class A Ordinary Share, pursuant to the SEAC Articles, and any SEAC Class B Ordinary Shares and Former SEAC Founder Shares that collectively exceed 2,010,000 and that remain (if any) shall be surrendered and canceled for no consideration pursuant to a surrender letter (the “Class B Conversion”);

e.	The fourteenth paragraph in the recitals to the Business Combination Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately following the Class B Conversion (and in any event following the SEAC Public Warrant Exchange and the SEAC Private Placement Warrant Forfeiture), subject to the terms and conditions of this Agreement, SEAC shall merge with and into MergerCo (the “SEAC Merger”) with MergerCo surviving the SEAC Merger as a direct, wholly owned Subsidiary of New SEAC (the resulting entity referred to herein as MergerCo or, where specified, the “SEAC Merger Surviving Company”);

f.	The sixteenth paragraph in the recitals to the Business Combination Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately following the SEAC Merger, and prior to the SEAC Merger Surviving Company Domestication and the New SEAC Domestication, SEAC Merger Surviving Company shall distribute all assets lawfully available for distribution by way of dividend (including, for the avoidance of doubt, any amounts of cash remaining in the Trust Account following the SEAC Redemption, Sponsor Repurchase and the SEAC Public Warrant Exchange) (the “Cash Distribution”), following which SEAC Merger Surviving Company will have no assets and, for greater certainty, following which the Exchange Agent shall hold any amounts in the Trust Account to which New SEAC is entitled as a result of the Cash Distribution as agent for the benefit of New SEAC;

g.	The seventeenth paragraph in the recitals to the Business Combination Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, on the Closing Date or one (1) Business Day prior to the Closing Date (as agreed by the Parties), and at least one calendar day following the Cash Distribution, and subject to the terms and conditions of this Agreement, the SEAC Merger Surviving Company shall transfer by way of continuation from the Cayman Islands (such transfer by way of continuation, including all matters necessary or ancillary in order to effect such transfer by way of continuation, the “SEAC Merger Surviving Company Exit Step”) to British Columbia in accordance with the Cayman Islands Companies Act (as revised) (the “Companies Act”) and, continue as a British Columbia company (the “SEAC Merger Surviving Company Entrance Step,” and, together with the SEAC Merger Surviving Company Exit Step, collectively, the “SEAC Merger Surviving Company Domestication”), all in accordance with the applicable provisions of the Business Corporations Act (British Columbia) (the “BC Act”);

h.	The twenty-first paragraph in the recitals to the Business Combination Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, on the Closing Date or one (1) Business Day prior to the Closing Date (as agreed by the Parties), immediately following and on the same Business Day as the MergerCo Conversion, and subject to the terms and conditions of this Agreement, New SEAC shall transfer by way of continuation from the Cayman Islands (such transfer by way of continuation, including all matters necessary or ancillary in order to effect such transfer by way of continuation, the “New SEAC Exit Step”) to British Columbia in accordance with the Cayman Islands Companies Act and, continue as a British Columbia company (the “New SEAC Entrance Step”, and, together with the New SEAC Exit Step, the “New SEAC Domestication,” and, together with the SEAC Merger Surviving Company Entrance Step, the “Entrance Steps” and, together with the SEAC Merger Surviving Company Domestication, the “Domestications”), all in accordance with the applicable provisions of the BC Act;

i.	Section 2.01 the Business Combination Agreement is hereby amended and restated in its entirety as follows:

The Transactions. The Parties agree that the Transactions will be implemented in accordance with and subject to the terms and conditions of, among other things, this Agreement and the Plan of Arrangement. Without limitation to the foregoing, (x) the following shall occur in the following sequence: (i) at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, the Unit Separation, the SEAC Public Warrant Exchange, the SEAC Private Placement Warrant Forfeiture, the Sponsor Repurchase, the Class B Conversion, the SEAC Redemption, the SEAC Merger and the Cash Distribution, will be implemented in accordance with this Agreement, and (ii) one (1) Business Day prior to the Closing Date or on the Closing Date, as agreed upon by the Parties, but at least one calendar day following the Cash Distribution, the Domestications and the MergerCo Conversion will occur, and (y) on the Closing Date, at the Arrangement Effective Time, the Arrangement shall become effective, all with the result that, among other things, StudioCo shall be amalgamated with SEAC Amalco in accordance with the Plan of Arrangement. For certainty (a) upon the terms and subject to the conditions set forth in Article VII, upon the consummation of the SEAC Pre-Arrangement Steps, the Parties shall proceed to effect in a sequential order the SEAC Pre-Arrangement Steps, the MergerCo Amalgamation, the SEAC Amalgamation and the StudioCo Amalgamation, in each case on the terms contemplated in this Agreement and, the Plan of Arrangement, as applicable, and (b) in the event of any conflict between the terms of this Agreement and the Plan of Arrangement in relation to the steps of the Plan of Arrangement, the Plan of Arrangement shall govern.

j.	Section 2.08(g) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

(i) On the terms and subject to the conditions set forth in this Agreement, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately prior to the Class B Conversion, SEAC shall complete the Sponsor Repurchase in accordance with the SEAC Organizational Documents, and SEAC and the Sponsor shall enter into the Sponsor Option Agreement.

(ii) On the terms and subject to the conditions set forth in this Agreement, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately following the Sponsor Repurchase and prior to the SEAC Merger, pursuant to the SEAC Organizational Documents and without any action on the part of any Party or any other Person, 2,010,000 SEAC Class B Ordinary Shares (other than the SEAC Class B Ordinary Shares cancelled and extinguished pursuant to Section 2.08(g)(i), and such 2,010,000 number calculated by including Former SEAC Founder Shares (if any)) shall each automatically convert into one (1) SEAC Class A Ordinary Share, and any SEAC Class B Ordinary Shares and Former SEAC Founder Shares that collectively exceed 2,010,000 and that remain (if any) shall be cancelled and extinguished in accordance with the SEAC Organizational Documents in the Class B Conversion.

(iii) On the terms and subject to the conditions set forth in this Agreement and the applicable Subscription Agreements, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately following the Class B Conversion and prior to the SEAC Merger, SEAC shall issue to the applicable PIPE Investor(s) the Reduction Right Shares (as defined in the applicable Subscription Agreement) in accordance with the applicable Subscription Agreements and to the applicable Discounted Non-Redemption Investors the Additional Shares (as defined in the applicable Discounted Non-Redemption Agreement) in accordance with the applicable Discounted Non-Redemption Agreements (such issuances, the “New Issuances”).

k.	Section 2.08(h)(ii) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

On the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Companies Act, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, immediately following the Class B Conversion, the New Issuances, the SEAC Public Warrant Exchange and the forfeiture of the SEAC Private Placement Warrants in accordance with the terms hereof, the SEAC Merger shall occur at the SEAC Merger Effective Time. Following the SEAC Merger Effective Time, the separate existence of SEAC shall be considered to cease and MergerCo shall be considered to continue as the surviving corporation of the SEAC Merger (the “SEAC Merger Surviving Company”), a direct wholly owned subsidiary of New SEAC.

l.	Section 2.08(h)(iv) the Business Combination Agreement is hereby amended and restated in its entirety as follows:

On the terms and subject to the conditions set forth in this Agreement, at least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, SEAC and MergerCo shall cause the plan of merger in the form reasonably acceptable to SEAC and LG Parent (the “Plan of Merger”), together with such other documents as may be required in accordance with the applicable provisions of the Companies Act or by any other applicable Law to make the SEAC Merger effective, to be executed and duly submitted for filing with the Cayman Islands Registrar in accordance with the applicable provisions of the Companies Act. The SEAC Merger shall become effective at such time as the Plan of Merger is duly registered by the Cayman Islands Registrar, or at such later time as MergerCo and SEAC mutually agree in writing with the written consent of LG Parent (which consent shall not be unreasonably conditioned, withheld or delayed) (subject to the requirements of the Companies Act) and as set forth in the Plan of Merger (such date and time as the SEAC Merger becomes effective, the “SEAC Merger Effective Time”).

m.	Section 2.08(i) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

At least one (1) Business Day prior to the Closing Date, or such other time as agreed upon by the Parties, and at least one (1) calendar day prior to the SEAC Merger Surviving Company Domestication and the New SEAC Domestication, SEAC Merger Surviving Company shall distribute all assets lawfully available for distribution by way of dividend (including, for the avoidance of doubt, any amounts of cash remaining in the Trust Account following the SEAC Redemption, the Sponsor Redemption and the SEAC Public Warrant Exchange), following which SEAC Merger Surviving Company will have no assets.

n.	Section 2.08(j)(i) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

(i) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date or one (1) Business Day prior to the Closing Date, as agreed upon by the Parties, and at least one (1) calendar day following the Cash Distribution but prior to the MergerCo Conversion, the SEAC Merger Surviving Company shall change its jurisdiction of incorporation from the Cayman Islands to British Columbia by (A) deregistering as a Cayman Islands exempted company pursuant to and in accordance with Sections 206 through 209 of the Companies Act and (B) continuing and domesticating as a British Columbia company in accordance with the applicable provisions of the BC Act. The SEAC Merger Surviving Company will effect the SEAC Merger Surviving Company Domestication by (1) filing all applicable notices, undertakings and other documents required to be filed, in form and substance reasonably satisfactory to LG Parent, paying all applicable fees required to be paid, and causing the satisfaction of all other conditions to deregistration required to be satisfied, in each case, under Section 206 of the Companies Act and in accordance therewith and (2) filing its BC Continuation Application and such other documents required by the Registrar in accordance with the BC Act. The SEAC Merger Surviving Company’s Entrance Step shall become effective under the BC Act at the time the Certificate of Continuation for the SEAC Merger Surviving Company is issued by the Registrar pursuant to section 303(2) of the BC Act. The time at which the SEAC Merger Surviving Company Domestication actually becomes effective under the BC Act is referred to herein as the “SEAC Merger Surviving Company Domestication Effective Time.”

o.	Section 2.08(l)(i) of the Business Combination Agreement is hereby amended and restated in its entirety as follows:

(i) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date or one (1) Business Day prior to the Closing Date, as agreed upon by the Parties, immediately following and on the same Business Day as the MergerCo Conversion, New SEAC shall change its jurisdiction of incorporation from the Cayman Islands to British Columbia by (i) deregistering as a Cayman Islands exempted company pursuant to and in accordance with Sections 206 through 209 of the Companies Act and (ii) continuing and domesticating as a British Columbia company in accordance with the applicable provisions of the BC Act. New SEAC will effect the New SEAC Domestication by (A) filing all applicable notices, undertakings and other documents required to be filed, in form and substance reasonably satisfactory to LG Parent, paying all applicable fees required to be paid, and causing the satisfaction of all other conditions to deregistration required to be satisfied, in each case, under Section 206 of the Companies Act and in accordance therewith and (B) filing its BC Continuation Application and such other documents required by the Registrar in accordance with the BC Act. New SEAC’s Entrance Step shall become effective under the BC Act at the time the Certificate of Continuation is issued by the Registrar pursuant to section 303(2) of the BC Act. The time at which the New SEAC Domestication actually becomes effective under the BC Act is referred to herein as the “New SEAC Domestication Effective Time.”

2.

Effect on Business Combination Agreement. Amendment No. 2 shall amend and supersede the Business Combination Agreement and the other Transaction Documents to the extent of the terms hereof. The Business Combination Agreement and the other Transaction Documents, except as amended and superseded hereby, are and shall remain in full force and effect. In the event of a conflict of the terms of Amendment No. 2, on the one hand, and the Business Combination Agreement and the other Transaction Documents, including Amendment No. 1, on the other hand, the terms of Amendment No. 2 shall control. From and after the date hereof, each reference in the Business Combination Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Business Combination Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Business Combination Agreement, as modified by Amendment No. 1 and Amendment No. 2; provided, that, for the avoidance of doubt, references to “the date of this Agreement” shall be deemed to refer to December 22, 2023 unless otherwise expressly stated.

3.

Entire Agreement. This Amendment No. 2, together with the Business Combination Agreement and the other Transaction Documents constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede, except as set forth in Section 6.03(b) of the Business Combination Agreement, all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof, except for the Confidentiality Agreement.

4.

Counterparts; Facsimile Signatures. Amendment No. 2 may be executed by facsimile or other electronic means in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment No. 2 as of the date first above written.

SCREAMING EAGLE ACQUISITION CORP.

By:	/s/ Eli Baker
Name: Eli Baker
Title: Chief Executive Officer and Director

SEAC II CORP.

By:	/s/ Eli Baker
Name: Eli Baker
Title: Director

SEAC MERGERCO

By:	/s/ Eli Baker
Name: Eli Baker
Title: Director

1455941 B.C. UNLIMITED LIABILITY COMPANY

By:	/s/ Eli Baker
Name: Eli Baker
Title: Director

[Signature Page to Amendment No. 2 to the BCA]

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

LG SIRIUS HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

LG ORION HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

[Signature Page to Amendment No. 2 to the BCA]